UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

Harley-Davidson Motorcycle Trust 2005-1

(Exact name of registrant as specified in its charter)

Delaware	333-98975-04	20-6422275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-0001
(Address of principal executive offices)	(Zip Code)

(302) 651-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

In connection with the issuance by Harley-Davidson Motorcycle Trust 2005-1 (the “Trust”) of Harley-Davidson Motorcycle Contract Backed Notes, Class A-1, Class A-2 and Class B, pursuant to the Prospectus dated May 19, 2004 and the Prospectus Supplement dated January 31, 2005 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5), Harley-Davidson Motorcycle Trust 2005-1 is filing the exhibits listed below to this Current Report on Form 8-K which are incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits

  (a)         Financial Statements:    None

  (b)         Pro Forma Financial Information:    None

  (c)         Exhibits:

Exhibit No.	Document
4.1	Conformed copy of the Trust Agreement dated as of January 25, 2005 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)
4.2	Conformed copy of the Indenture dated as of February 1, 2005 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)
10.1	Conformed copy of the Transfer and Sale Agreement dated as of February 1, 2005 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC
10.2	Conformed copy of the Sale and Servicing Agreement dated as of February 1, 2005 by and among the Trust, CFC, HDCC and the Indenture Trustee
10.3	Conformed copy of the Administration Agreement dated as of February 1, 2005 by and among the Trust, HDCC, CFC and the Indenture Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON MOTORCYCLE TRUST 2005-1

By: Harley-Davidson Credit Corp.,
as Administrator

By:	/s/ Perry A. Glassgow
Perry A. Glassgow
Treasurer

February 10, 2005

EXHIBIT INDEX

Exhibit No.	Document
4.1	Conformed copy of the Trust Agreement dated as of January 25, 2005 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)
4.2	Conformed copy of the Indenture dated as of February 1, 2005 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)
10.1	Conformed copy of the Transfer and Sale Agreement dated as of February 1, 2005 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC
10.2	Conformed copy of the Sale and Servicing Agreement dated as of February 1, 2005 by and among the Trust, CFC, HDCC and the Indenture Trustee
10.3	Conformed copy of the Administration Agreement dated as of February 1, 2005 by and among the Trust, HDCC, CFC and the Indenture Trustee